                                                                   EXHIBIT 10.14


                                   VALLEY BANK

                          SUPPLEMENTAL RETIREMENT PLAN

                               FOR THE BENEFIT OF

                            -------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                             Page
                                                                             ----
ARTICLE I - Definition of Terms .........................................      1
  1.1   Act .............................................................      1
  1.2   Administrator ...................................................      1
  1.3   Bank ............................................................      1
  1.4   Affiliate .......................................................      1
  1.5   Beneficiary .....................................................      1
  1.6   Board ...........................................................      1
  1.7   Change of Control ...............................................      1
  1.8   Code ............................................................      3
  1.9   Corporation .....................................................      3
  1.10  Delayed Retirement Date .........................................      3
  1.11  Disability Retirement Date ......................................      3
  1.12  Effective Date ..................................................      3
  1.13  Normal Retirement Date ..........................................      3
  1.14  Participant .....................................................      3
  1.15  Plan ............................................................      4
  1.16  Plan Sponsor ....................................................      4
  1.17  Plan Year .......................................................      4
  1.18  Retirement Benefit ..............................................      4
ARTICLE II - Eligibility for Benefits ...................................      4
  2.1   Eligibility and Date of Participation ...........................      4
ARTICLE III - Supplemental Retirement Benefit ...........................      4
  3.1   Supplemental Retirement Benefit .................................      4
  3.2   Definitions .....................................................      5
ARTICLE IV - Death Benefit ..............................................      6
  4.1   Death after Supplemental Retirement Benefit Commencement ........      6
  4.2   Supplemental Death Benefit ......................................      6
  4.3   Beneficiary Designation .........................................      7
ARTICLE V - Vesting Schedule ............................................      7
  5.1   Vesting Generally ...............................................      7
  5.2   Forfeiture of Benefits ..........................................      8
ARTICLE VI - Payment of Benefits ........................................     11
  6.1   Time and Manner for Payment of Supplemental Benefit .............     11
  6.2   Benefit Determination and Payment Procedure .....................     11
  6.3   Payments to Minors and Incompetents .............................     11
  6.4   Distribution of Benefit When Distributee Cannot Be Located ......     12
  6.5   Claims Procedure ................................................     12
ARTICLE VII - Funding ...................................................     13
  7.1   Funding .........................................................     13
  7.2   Use of Rabbi Trust Permitted ....................................     13
  7.3   Obligations upon Change of Control ..............................     13
ARTICLE VIII - Plan Administration ......................................     14
  8.1   Appointment of Plan Administrator ...............................     14

  8.2    Bank as Plan Administrator.......................................    14
  8.3    Compensation and Expenses........................................    14
  8.4    Procedure if a Committee.........................................    14
  8.5    Action by Majority Vote if a Committee...........................    14
  8.6    Appointment of Successors........................................    14
  8.7    Additional Duties and Responsibilities...........................    14
  8.8    Power and Authority..............................................    15
  8.9    Availability of Records..........................................    15
  8.10   No Action with Respect to Own Benefit............................    15
  8.11   Plan Interpretation..............................................    15
ARTICLE IX - Amendment and Termination of Plan............................    16
  9.1    Amendment or Termination of the Plan.............................    16
ARTICLE X - Miscellaneous.................................................    16
  10.1   Non-assignability................................................    16
  10.2   Right to Requirement Information and Reliance Thereon............    16
  10.3   Notices and Elections............................................    17
  10.4   Delegation of Authority..........................................    17
  10.5   Service of Process...............................................    17
  10.6   Governing Law....................................................    17
  10.7   Binding Effect...................................................    17
  10.8   Severability.....................................................    17
  10.9   No Effect on Employment Agreement................................    17
  10.10    Gender and Number..............................................    17
  10.11    Titles and Captions............................................    17
  10.12    Construction...................................................    17

     THIS SUPPLEMENTAL RETIREMENT PLAN (hereinafter the "Plan") is adopted by Valley Bank, a State Banking Corporation, organized and existing under the laws of the Commonwealth of Virginia (hereinafter sometimes referred to as the "Bank" and sometimes referred to as the "Plan Sponsor") and is effective January 1, 2002 (the "Effective Date" of the Plan for the benefit of _________________ (hereinafter referred to as the "Employee").

                                   WITNESSETH:

     WHEREAS, Employee is employed by the Plan Sponsor; and

     WHEREAS, the Plan Sponsor desires to retain the services of Employee and deems it appropriate to provide for additional supplemental retirement income for Employee pursuant to the terms of the Plan in consideration of his services and as an incentive to remain in the employ of the Plan Sponsor;

                                   WITNESSETH:


                                    ARTICLE I
                               Definition of Terms
                               -------------------

     The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

     1.1 "Act": The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or the corresponding sections of any subsequent legislation which replaces it, and, to the extent not inconsistent therewith, the regulations issued thereunder.

     1.2 "Administrator": The plan administrator provided for in Article VIII hereof.

     1.3 "Bank": Valley Bank, a bank organized under the laws of the Commonwealth of Virginia.

     1.4 "Affiliate": Any subsidiary, affiliate or other related business entity to the Corporation.

     1.5 "Beneficiary": The person or persons designated by Participant or otherwise entitled pursuant to Article IV to receive benefits under the Plan attributable to such Participant after the death of such Participant.

     1.6 "Board": The present and any succeeding Board of Directors of the Bank.

     1.7 "Change of Control": A change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time as:

          (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on January 1,
     1994), directly or indirectly, of 20% or more of the combined voting power of the Corporation's voting securities;

          (ii) individuals who as of the date hereof, constitute the Board of Directors of the Corporation (the "Incumbent Board") ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause
     (ii) considered as though such person were a member of the Incumbent Board;

          (iii) all or substantially all of the assets of the Corporation or the assets of the Bank are sold, transferred or conveyed by any means, including but not limited to direct purchase or merger, if the transferee is not controlled by the Corporation with "control" for the purposes of this subsection meaning the ownership of more than 50% of the combined voting power of such entity's voting securities; or

          (iv) the Corporation is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned, in the aggregate, by the former shareholders of the Corporation.

     Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction

          (i) which results in Participant or a group of Persons which includes Participant, acquiring, directly or indirectly, 20% or more of the combined voting power of the Corporation's voting securities;

          (ii) arranged or caused by a federal bank regulatory agency possessing appropriate jurisdiction on the grounds of failing financial condition of the Corporation or Bank which results in the acquisition, directly or indirectly, of 20% or more of the combined voting power of the Corporation's voting securities by any Person; or

          (iii) which results in the Corporation, any subsidiary of the Corporation or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Corporation or any of its subsidiaries (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Corporation's voting securities.

     1.8 "Code": The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

     1.9 "Corporation": Valley Financial Corporation, the parent corporation owning the Bank.

     1.10 "Delayed Retirement Date": In the event Participant continues in the active employment of the Bank beyond his Normal Retirement Date, the first day of the calendar month next following the date of termination of his employment with the Bank.

     1.11 "Disability Retirement Date": The first day of the calendar month coinciding with or next following the date Participant retires as a result of a Disability. For purposes hereof, the existence of a "Disability" or the status of being "Disabled" shall be considered present during the period for which Participant either:

          (i) Is determined by the Federal Social Security Administration to be disabled, as that term is defined for purposes of Federal Social Security disability benefits, and for which he receives such benefits after the required waiting period prior to his Normal Retirement Date, or

          (ii) Is determined by the applicable fiduciary to be disabled for purposes of entitlement to disability benefits under any long term disability plan which is maintained by the Bank and under which Participant is covered, and for which Participant receives such benefits prior to his Normal Retirement Date, provided the cause of such disability occurred when Participant was participating in this Plan. The Administrator shall have the right to require proof of continuing Disability. Failure by Participant to provide such evidence as may, from. time to time, be required by the Administrator prior to Participant's attainment of his Normal Retirement Date shall result in the discontinuance of his Disability Retirement status and the termination of his status as Disabled under the Plan. The determination of Disability shall be made by the Administrator in accordance with standards uniformly applied to all other employees of the Bank participating in similar plans, on the advice of one or more physicians appointed or approved by the Bank if deemed necessary or advisable by the Administrator, and the Administrator shall have the right to require further medical examinations from time to time to determine whether there has been any change in the Participant's physical condition.

     1.12 "Effective Date": The Effective Date of the Plan is January 1, 2002.

     1.13 "Normal Retirement Date": The first day of the calendar month coinciding with or next following date on which the Participant attains age sixty-five (65).

     1.14 "Participant": _________________.

     1.15   "Plan": This document as contained herein or duly amended.

     1.16   "Plan Sponsor": Valley Bank, a state bank.

     1.17 "Plan Year": A year twelve (12) month period commencing on January 1 and ending on December 31 of each year.

     1.18 "Retirement Benefit": The amount due Participant or his designated Beneficiary under the Plan, as determined pursuant to Article III hereof.


                                   ARTICLE II
                            Eligibility for Benefits
                            ------------------------

     2.1    Eligibility and Date of Participation. Participant shall be eligible
            -------------------------------------
to receive a benefit determined under Article III of this Plan following his termination of employment with the Plan Sponsor in the event such termination occurs following his Normal Retirement Date, disability or termination of his employment for any reason following completion of the required years of service set forth herein below in Article V; said payment of benefits to be paid in accordance with the provisions of Article VI.

                                   ARTICLE III
                         Supplemental Retirement Benefit
                         -------------------------------

     3.1    Determination of Supplemental Retirement Benefit.
            ------------------------------------------------

     3.1(a) Subject to the terms and conditions set forth herein, upon Participant's termination of employment on or after his Normal Retirement Date he shall be entitled to a yearly benefit equal to fifty percent (50%) of the Participant's final five (5) years average Compensation, reduced by Participant's primary Social Security benefit with said yearly benefit to be paid in monthly installments for a period of one hundred and eighty (180) months (hereinafter referred to as the "Target Retirement Benefit"). The Target Retirement Benefit shall be subject to such increase or decrease as may be determined in accordance with Section 3.1(b) below or Section 5.1(b) if employment terminates prior to Participant's Normal Retirement Date.

     3.1(b) The Bank shall establish for the benefit of Participant a separate account for bookkeeping purposes and shall credit to such account for each Plan Year an amount that when aggregated with similar accruals for all Plan Years prior to Participant's Normal Retirement Date is projected to fully fund the Target Retirement Benefit. The amount required each Plan Year to fully fund the Target Retirement Benefit for the Participant at his Normal Retirement Date shall be referred to herein as the "Target Annual Accrual".

     In order to ensure that the Supplemental Retirement Benefit to be paid Participant at his Normal Retirement Date properly reflect the financial performance of the Corporation during the period of Participant's participation in the Plan, the Target Annual Accrual amount shall be
             -----------------------------------------
subject to increase or decrease each Plan Year based upon the Corporation's
---------------------------------------------------------------------------
financial performance for the fiscal year of the Corporation immediately
------------------------------------------------------------------------
preceding the Plan Year for which the Target Annual Accrual is to be determined.
-------------------------------------------------------------------------------
The measure of the Corporation's financial performance shall be its Return on Equity ("ROE") as determined for the most recent fiscal year of the Corporation immediately preceding the Plan Year in which the determination of the Target Annual Accrual is to be made. The Corporation's ROE shall be determined by the Corporation's auditors or certified public accountant on a consistent basis.

       The "Target Annual Accrual" shall be increased or decreased each Plan Year based upon the following ROE requirements for the Corporation's preceding fiscal year:

-------------------------------------------------------------------------------------------------------------
 Under 10%    10% - 12%       12% - 15%       15% - 18%        Over 18%
    ROE          ROE             ROE             ROE              ROE
-------------------------------------------------------------------------------------------------------------
    50%                                                                        50% of Target Annual Accrual
-------------------------------------------------------------------------------------------------------------
                 80%                                                           80% of Target Annual Accrual
-------------------------------------------------------------------------------------------------------------
                                 100%                                         100% of Target Annual Accrual
-------------------------------------------------------------------------------------------------------------
                                                 115%                         115% of Target Annual Accrual
-------------------------------------------------------------------------------------------------------------
                                                                  125%        125% of Target Annual Accrual
-------------------------------------------------------------------------------------------------------------

       Notwithstanding the foregoing, the Administrator shall, on a prospective basis only, have the right to make adjustments to the ROE requirements set forth above at any time during the term of this Plan.

       EXAMPLE: If the Corporation's ROE for fiscal year previous to year 1 of
       -------
the Plan shall be 10%-12%, the amount credited to Participant's Account for year 1 of the Plan shall be 80% of the Target Annual Accrual amount for such year. If, in year 2, the ROE for the previous fiscal year is 15%-18%, the amount credited to Participant's account in year 2 shall be 115% of the Target Annual Accrual for such year.

       At Normal Retirement, Participant's Supplemental Retirement Benefit to be paid in accordance with Article VI shall be the Target Retirement Benefit increased or reduced as a result of any adjustments to the Target Annual Accruals to his account based upon the annual ROE requirements for the Corporation.

       For purposes of determining the Supplemental Retirement Benefit due Participant under this Plan, the assumptions to be used by the Administrator shall be those set forth in Exhibit 3.1(b) which shall be deemed a part of this
                            --------------
Plan.

       3.1(c) Notwithstanding the foregoing, if Participant terminates employment prior to his Normal Retirement Date, the benefit calculated under this Article III may be subject to adjustment in accordance with the vesting schedule set forth in Article V below.

       3.2    Definitions. For purposes hereof the following terms shall have
              -----------
the following meaning:

       3.2(a) "Compensation" shall, for purposes of projecting Participant's Target Retirement Benefit mean Participant's total base salary, wages and bonus received by or made available to him by the Bank for a Fiscal Year. Compensation shall be determined for Participant prior to any withholding or deductions and prior to any reduction for employee elective contributions to a Cafeteria Plan described in Section 125 of the Code or a qualified cash or deferred arrangement described in Section 401(k) of the Code. However, Compensation shall exclude items of compensation as
                                          -------------
expense reimbursements and allowances, amounts contributed to or on behalf of Participant pursuant to this Plan or any other employee benefit plan or program of the Bank or Corporation in which Participant is eligible to participate, or any other similar extraordinary remuneration.

       3.2(b) "Primary Social Security Benefit" means the annual income to which Participant is entitled at normal retirement under the provisions of the Federal Social Security Act as in effect on the first day of the Plan Year in which he attains age sixty-six (66). If Participant does not qualify for, or loses, Social Security benefits to which he is entitled under the Federal Social Security Act because of failure to make application therefore, or for any other reason, such Social Security benefits shall nevertheless be considered, for purposes of the Plan, as being received by Participant. It is the intent of this definition that Participant's Supplemental Retirement Benefit shall be offset by the actual social security benefits payable at that time. If Participant begins to receive the social security benefits earlier, such paid benefits will be used as an offset, and the offset will reflect the fact that the actual payments to the Participant are less (because of the early payment) than the social security benefits used to determine the offset.

                                   ARTICLE IV
                                  Death Benefit
                                  -------------

       4.1     Death after Commencement of Payment. If Participant dies after
               -----------------------------------
his Supplemental Retirement Benefit commences to be paid and before Participant has received one hundred eighty (180) monthly payments, the only benefits payable under the Plan to his Beneficiary after his death shall be the remaining monthly payments needed to ensure that one hundred eighty (180) monthly payments are made.

       4.2     Supplemental Death Benefit.
               --------------------------

       4.2(a) If Participant dies before his Normal Retirement Date and provided that Participant has designated a Beneficiary in anticipation of death, a Supplemental Death Benefit shall be paid to the Beneficiary in an annual amount equal to the excess of:
                -------------

               (i) Fifty percent (50%) of the Participant's Compensation, (as defined in subparagraph 3.2), for the calendar year immediately preceding the year in which Participant's death occurs, over

               (ii)  The Social Security Survivor Benefit.

The Supplemental Death Benefit shall be paid each year in twelve (12) monthly installments for a period of one hundred and eighty (180) months commencing on the first day of the month following Participant's death. The supplemental Death Benefit shall be paid in lieu of any Supplemental Retirement Benefit.

       4.3    Beneficiary Designation.
              -----------------------

       4.3(a) Participant shall be entitled to designate a Beneficiary hereunder by filing a designation in writing with the Administrator on the form provided for such purpose. Any Beneficiary designation made hereunder shall be effective only if signed and dated by Participant and delivered to the Administrator prior to the time of Participant's death. Any Beneficiary designation hereunder shall remain effective until changed or revoked hereunder.

       4.3(b) Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary.

       4.3(c) A Beneficiary designation may be changed by Participant at any time, or from time to time, by filing a new designation in writing with the Administrator.

       4.3(d) If Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased him, then his estate shall be deemed to be his Beneficiary.

       4.3(e) If a Beneficiary of Participant shall survive Participant but shall die before the Participant's entire benefit under the Plan has been distributed, then, absent any other provision by Participant, the unpaid balance thereof shall be distributed to the such other beneficiary named by the deceased Beneficiary to receive his interest or if none, to the estate of the deceased Beneficiary. If multiple beneficiaries are designated, absent any other provision by the Participant, those named or the survivor of them shall share equally any amounts payable hereunder.

                                    ARTICLE V
                                Vesting Schedule
                                ----------------

       5.1    Vesting Generally.
              -----------------

       5.1(a) Except as set forth below and subject to the forfeiture events described in paragraph 5.2 hereof, Participant shall be fully vested in his Supplemental Retirement Benefit upon:

              (i) A Participant's having reached his Normal Retirement Date while employed by the Employer; or

              (ii)  The occurrence of a Change of Control.

       5.1(b) Termination of Employment Prior to Normal Retirement Date.
              ---------------------------------------------------------

       Absent an event described in Section 5.1(a) and 5.2, Participant shall, following a voluntary termination of employment, be entitled to receive a portion of his Supplemental Retirement Benefit as determined in Section 3.2 above in accordance with the following schedule:

              ------------------------------------------------------------------
                  Plan Year          Vested %      Plan Year          Vested %
              ------------------------------------------------------------------
                      1                  0             9                 __%
              ------------------------------------------------------------------
                      2                  0             10                __%
              ------------------------------------------------------------------
                      3                  0             11                __%
              ------------------------------------------------------------------
                      4                  0             12                __%
              ------------------------------------------------------------------
                      5                 __%            13                __%
              ------------------------------------------------------------------
                      6                 __%            14                __%
              ------------------------------------------------------------------
                      7                 __%            15                __%
              ------------------------------------------------------------------
                      8                 __%
              ------------------------------------------------------------------

       The payment of Supplemental Retirement Benefits for a Participant who terminates employment prior to Normal Retirement Date shall be payable in accordance with the provisions of Article VI herein below.

       5.1(c) Termination of Employment Due to Disability.
              -------------------------------------------

       In the event of termination of Participant's employment on his Disability Retirement Date on account of Disability, such Participant will have a vested right to the Supplemental Retirement Benefit described in section 3.1(a) in an amount equal to the greater of:

              (i)   25%; or

              (ii) the actual vested amount for such Participant based upon his years of participation in the Plan as set forth in section 5.1(b) above.

Solely for purposes of determining Participant's final five (5) years average Compensation in order to compute the benefit payable to him under this section 5.1(c), the Participant's Disability Retirement Date shall be deemed to be the Participant's Normal Retirement Date. The Supplemental Retirement Benefit payable to Participant as a result of his Disability shall begin on the Participant's Normal Retirement Date and shall be paid in accordance with the provisions of Article VI set forth below.

       5.2    Forfeiture of Benefits.
              ----------------------

       5.2(a) Notwithstanding any contrary provision hereof, the Supplemental Retirement Benefit with respect to Participant shall be forfeited upon the occurrence of any the following events:

              (i) Participant's voluntary termination of employment prior to meeting the vesting requirements of Section 5.1(b),

              (ii) Participant's termination of employment with the Bank for "cause";

              (iii) Participant's entering "competition", his making an "unauthorized disclosure of confidential information", after his termination of or retirement from employment with the Bank, in which case all payments to or with respect to Participant shall cease and all payments made to Participant or his Beneficiary under the Plan since the occurrence of such event of forfeiture shall be returned to the Bank (provided however, forfeiture shall not occur upon Participant's entering into competition following a Change of Control); or

              (iv) The discovery by the Bank following Participant's termination of or retirement from employment with the Bank or following his death, that an event constituting "cause" sufficient for his termination of employment or discovery of Participant's previous "unauthorized disclosure of confidential information" prior to his termination, retirement or death before termination or retirement, in which case all payments under the Plan to or with respect to Participant shall cease and all payments previously made to Participant or his Beneficiary under the Plan shall be returned to the Bank.

All determinations relative to the forfeiture of Supplemental Retirement Benefits hereunder shall be made by the Board of Directors of the Company.

     5.2(b)   For purposes of this Section 5.2:

              (i) "Cause" means (i) the willful and continued failure by Participant to substantially perform his duties as an employee (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant by the Board (excluding Participant) and which failure has not been cured as hereinafter provided, which demand specifically identifies the manner in which the Board believes that Participant has not substantially performed his duties, or (ii) the willful engaging by Participant in illegal conduct or any conduct which is demonstrably and materially injurious to the Corporation or Bank. Without limiting the generality of the foregoing, Cause shall include the issuance of a removal order or similar order by a governmental regulatory agency with appropriate jurisdiction prohibiting Participant from participating in the affairs of the Corporation or Bank. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board of the Corporation or Bank Board or based upon the advice of counsel for the Corporation or Bank shall be conclusively presumed to be done, or omitted to be done, by Participant in good faith and in the best interests of the Corporation and Bank. It is also expressly understood and acknowledged by the parties that the Participant's attention to matters not directly related to the business of the Corporation or Bank shall not provide a basis for termination for Cause so long as the Corporation and/or Bank has approved Participant's engagement in such activities. Upon the issuance of a written demand for substantial performance, Participant shall have a reasonable period of time in which to correct such alleged violation, provided, however, that the alleged violation is neither dishonest nor criminal. The parties acknowledge and agree that thirty (30) days shall be deemed a reasonable time in which to correct any such alleged violation. If Participant is unable to correct the alleged violation within said thirty (30) day period, then if the Board (excluding Participant) determines that Participant is using his best efforts to make such correction and that the alleged violation can be corrected, the Board shall extend the thirty (30) day period by such time as is reasonably necessary for Participant to effect such correction as expeditiously as practicable. Notwithstanding the foregoing, after a Change in Control of the Corporation or the Bank, Participant shall not be deemed to be terminated for Cause unless and until there shall have been delivered to Participant a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board (excluding Participant) at a meeting of such Board called and held for such purpose (after a reasonable notice to Participant and an opportunity for Participant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board Participant was guilty of conduct set forth above and specifying the particulars thereof in detail. In such event Participant shall have a reasonable period of time in which to correct the alleged violation, provided, however, that the alleged violation is neither dishonest nor criminal. As in the case of an alleged violation prior to a Change in Control, it is agreed that thirty (30) days (extended by the Board, if necessary, as outlined above) shall be deemed a reasonable time in which to correct any such alleged violation.

               (ii) "Competition" means engaging by Participant, without the written consent of the Board or a person authorized thereby, in a business as a more than one percent (1%) stockholder, an officer, a director, an employee, a partner, an agent, a consultant, or any other individual or representative capacity (unless Participant's duties, responsibilities, and activities, including supervisory activities, for or on behalf of such business, are not related in any way to such "competitive activity") if it involves:

                      (A) Engaging in, or entering into services or providing advice pertaining to, any line of business that the Bank, the Corporation or any Affiliate actively conducts or develops in competition with the Bank, the Corporation or any Affiliate in the same geographic area (generally, within a one hundred (100) mile radius of Roanoke, Virginia) as such line of business is then conducted, or

                      (B) Employing or soliciting for employment any employees of the Bank, the Corporation or any Affiliate.

               (iii) "Unauthorized disclosure of confidential information" means the disclosure by Participant, without the written consent of the Board or a person authorized thereby, to any person other than as required by law or court order, or other than to an authorized employee of the Bank, the Corporation or an Affiliate, or to a person to whom disclosure is necessary or appropriate in connection with the performance by Participant of his duties as an employee or director of the Bank, the Corporation or an Affiliate (including, but not limited to, disclosure to the Corporation's or an Affiliate's outside counsel, accountants or bankers of financial data properly requested by such persons and approved by an authorized officer of the Bank or the Corporation), any confidential information of the Bank or the Corporation or any Affiliate with respect to any of the products, services, customers, suppliers, marketing techniques, methods or future plans of the Bank, the Corporation or any Affiliate; provided, however, that:

               (A) Confidential information shall not include any information known generally to the ,public (other than as a result of unauthorized disclosure by Participant) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Bank, the Corporation or any Affiliate; and

               (B) Participant shall be allowed to disclose confidential information to his attorney solely for the purpose of ascertaining whether such information is confidential within the intent of the Plan, but only so long as Participant both discloses to his attorney the provisions of this paragraph and agrees not to waive the attorney-client privilege with respect thereto.


                                   ARTICLE VI
                               Payment of Benefits
                               -------------------

     6.1    Time and Manner for Payment of Supplemental Benefit.
            ---------------------------------------------------

     6.1(a) Participant's Supplemental Retirement Benefit shall be payable commencing the first day of the month following Participant's Normal or Delayed Retirement Date on which he retires. Subject to the forfeiture events of paragraph 5.2, benefits shall be payable to Participant in the form of one hundred eighty (180) monthly installments.

     6.1(b) Participant's Supplemental Retirement Benefit shall be payable commencing on the first day of the month following his Normal Retirement Date if he terminates employment for any reason.

     6.1(c) Any Supplemental Death Benefit shall be payable to Participant's designated Beneficiary beginning on the first day of the month immediately following the date of Participant's death and shall be payable for a period of one hundred eighty (180) months.

     6.2    Benefit Determination and Payment Procedure. The Administrator shall
            -------------------------------------------
make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, to Participant or Participant's Beneficiary, in the event of Participant's death.

     6.3    Payments to Minors and Incompetents. If Participant or his
            -----------------------------------
designated Beneficiary is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator may designate for the benefit of Participant or Beneficiary. Such payments shall be considered a direct payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

     6.4    Distribution of Benefit When Distributee Cannot Be Located. The
            ----------------------------------------------------------
Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of Participant or his Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Bank's records. If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Bank shall continue to hold the benefit due such person, subject to any applicable statute of escheats.

     6.5    Claims Procedure.
            ----------------

     6.5(a) Participant or his designated Beneficiary (the "claimant") shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided by the Administrator for such purpose. The Administrator shall give such claim due consideration and shall either approve or deny it in whole or in part. Within ninety (90) days following receipt of such claim by the Administrator, notice of any denial thereof, in whole or in part, shall be delivered to, and a receipt therefor shall be obtained from, the claimant or his duly authorized representative or such notice of denial shall be sent by registered mail to the claimant, or his duly authorized representative, at the address shown on the claim form or such individual's last known address. The ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant's claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant within ninety (90) days after receipt of the claimant's claim. Such notice of denial shall be written in a manner calculated to be understoodstood by the claimant and shall:

            (i)   Set forth a specific reason or reasons for the denial,

            (ii) Make specific reference to the pertinent provisions of the Plan on which any denial of benefits is based,

            (iii) Describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary, and

            (iv)  Explain the claim review procedure of subparagraph 6.5(b).

If such notice of denial is not provided to the claimant within the applicable ninety (90) day or one hundred eighty (180) day period, the claimant's claim shall be considered denied for purposes of the claim review procedure of subparagraph 6.5(b).

     6.5(b) A Participant or Beneficiary whose claim filed pursuant to subparagraph 6.5(a) has been denied, in whole or in part, may, within sixty (60) days following receipt of notice of such denial, or following the expiration of the applicable period provided for in subparagraph

6.5(a) for notifying the claimant of the decision on the claim if no notice of denial is provided, make written application to the Board for a review of such claim, which application shall be filed with the Board. For purposes of such review, the claimant or his duly authorized representative may review Plan documents pertinent to such claim and may submit to the Board written issues and comments respecting such claim. The Board may schedule and hold a hearing. The Board shall make a full and fair review of any denial of a claim for benefits and issue its decision thereon promptly, but in no event later than sixty (60) days after receipt by the Board of the claimant request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days is furnished to the claimant within sixty (60) days after the receipt of the claimant's request for a review. Such decision shall be in writing, delivered to the claimant and shall:

            (i)   Include specific reasons for the decision,

            (ii) Be written in a manner calculated to be understood by the claimant, and

            (iii) Contain specific references to the pertinent Plan provisions on which the decision is based.

The Board's decision made in good faith shall be final.

                                   ARTICLE VII
                                     Funding
                                     -------

     7.1    Funding.
            -------

     7.1(a) The undertaking to pay the benefits hereunder shall be an unfunded obligation payable solely from the general assets of the Bank and shall be subject to the claims of the Bank's creditors.

     7.1(b) Except as provided in any Trust that may be established as provided in paragraph 7.2, nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Bank and Participant or his designated Beneficiary or any other person or to give Participant or his Beneficiary any right, title or interest in any specific asset or assets of the Bank. To the extent that Participant or a Beneficiary acquires a right to receive payments from the Bank under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Bank

     7.2    Use of Rabbi Trust Permitted. Subject to the obligations described
            ----------------------------
in paragraph 7.3, the Bank may in its sole discretion elect to establish and fund a "Rabbi" Trust for the purpose of providing benefits under the Plan.

     7.3    Obligations upon Change of Control. Upon the occurrence of a Change
            ----------------------------------
of Control, the Bank shall be obligated to establish (if one does not already exits) and deposit into a

"Rabbi" trust the actuarially determined present value of Participants vested Supplemental Retirement Benefits determined as of the effective date of the Change of Control. Alternatively, the Bank may obtain a written and binding obligation from the party or parties that will exercise effective control following the Change of Control, that the obligations to Participant under this Plan will be assumed and continued by such party.

                                  ARTICLE VIII
                               Plan Administration
                               -------------------

         8.1 Appointment of Plan Administrator. The Bank may appoint its Board
             ---------------------------------
of Directors, the Human Resources Subcommittee of the Board of Directors or one or more persons who may or may not also be members of the Board of Directors to serve as the Plan Administrator (the "Administrator") for the purpose of carrying out the duties specifically imposed on the Administrator by this Plan, the Act and the Code. In the event more than one person is appointed, the persons shall form an administrative committee for the Plan. The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Bank, and may, by sixty (60) days prior written notice to the Bank, resign or otherwise terminate such appointment.

         8.2 Bank as Plan Administrator. In the event that no Administrator is
             --------------------------
appointed or in office pursuant to paragraph 8. 1, the Board of Directors of the Bank shall be the Administrator.

         8.3 Compensation and Expenses. Unless otherwise determined and paid by
             -------------------------
the Board of Directors, the person or committeemen serving as the Administrator shall serve without compensation for service as such. All expenses of the Administrator shall be paid by the Bank.

         8.4 Procedure if a Committee. If the Administrator is a committee other
             ------------------------
than the Human Resources Committee or other standing subcommittee established by the Board of Directors, it shall appoint from its members a Chairman and a Secretary. The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Bank. Except as otherwise provided, all instruments executed on behalf of such committee may be executed by its Chairman or Secretary.

         8.5 Action by Majority Vote if a Committee. If the Administrator is a
             --------------------------------------
committee, its action in a matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon. They may meet informally or take any action without the necessity of meeting as a group.

         8.6 Appointment of Successors. Upon the death, resignation or removal
             -------------------------
of a person serving as, or on a committee which serves as the Administrator of the Plan, the Bank, by its Board of Directors may but need not, appoint a successor.

         8.7 Additional Duties and Responsibilities. The Administrator shall
             --------------------------------------
have the following duties and responsibilities in addition to those expressly provided elsewhere in the Plan:

         8.7(a) The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Act and the Code, the distribution thereof to Participant and his Beneficiaries and the filing thereof with the appropriate governmental officials and agencies.

         8.7(b) The Administrator shall maintain and retain necessary records respecting administration of the Plan and matters upon which disclosure is required under the Act and the Code.

         8.7(c) The Administrator shall make any elections for the Plan under the Act or the Code.

         8.7(d) The Administrator shall make all determinations regarding eligibility for benefits under the Plan.

         8.7(e) The Administrator shall have the right to settle claims against the Plan and to make such equitable adjustments in Participant's or his Beneficiary's rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

         8.8    Power and Authority. The Administrator is hereby vested with all
                -------------------
the power and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan, including the power to interpret the provisions of the Plan. For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.

         8.9    Availability of Records. The Bank shall, at the request of the
                -----------------------
Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.

         8.10   No Action with Respect to Own Benefit. If Participant also
                -------------------------------------
serves as a member of the Administrative Committee, such Participant shall not take any part as the Administrator in any discretionary action in connection with his participation as an individual. Such action shall be taken by the remaining Administrator, if any, or otherwise by the Bank Board of Directors.

         8.11   Plan Interpretation. The Administrator may construe the Plan,
                -------------------
correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan and such action shall be conclusive.

                                   ARTICLE IX
                        Amendment and Termination of Plan
                        ---------------------------------

         9.1    Amendment or Termination of the Plan.
                ------------------------------------

         9.1(a) The Plan may be terminated at any time by the Board. Upon termination of the Plan and subject to the forfeiture events described in paragraph 5.2, the Supplemental Retirement Benefit or, if applicable, the Supplemental Death Benefit of each Participant shall become vested and non-forfeitable.

         9.1(b) The Plan may be amended in whole or in part from time to time by the Board effective as of any date specified. No amendment shall operate to decrease Participant's vested Supplemental Retirement Benefit or, if applicable, Supplemental Death Benefit determined as though Participant had terminated employment as of the earlier of the date on which the amendment is approved by the Board or the date on which an instrument of amendment is signed on behalf of the Bank.

         9.1(c) The Bank hereby delegates to the Administrator the right to modify, alter, or amend the Plan in whole or in part to make any technical modification, alteration or amendment which in the opinion of counsel for the Bank is required by law and is deemed advisable by the Administrator and to make any other modification, alteration or amendment which does not, in the Administrator's view, substantially increase costs, contributions or benefits and does not materially affect the eligibility, vesting or benefit accrual or allocation provisions of the Plan.


                                    ARTICLE X
                                  Miscellaneous
                                  -------------

         10.1   Non-assignability. The interest of Participant under the Plan
                -----------------
are not subject to claims of the Participants' creditors; and neither Participant, nor his Beneficiary, shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be non-assignable and non-transferable.

         10.2   Right to Requirement Information and Reliance Thereon. The Bank
                -----------------------------------------------------
or the Administrator shall have the right to require Participant, his Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as to may deem necessary to the administration of the Plan and may relay thereon in carrying out its duties hereunder. Any payment to or on behalf of Participant or his Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with the provision so the Plan in good faith reliance upon any such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.

         10.3  Notices and Elections. All notices required to be given in
               ---------------------
writing and all elections required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by Participant or his Beneficiary, unless executed by Participant or his Beneficiary giving such notice or making such election.

         10.4  Delegation of Authority. Whenever the Bank is permitted or
               -----------------------
required to perform any act, such act may be performed by its Chief Executive Officer or other person duly authorized by its Chief Executive Officer or the Board.

         10.5  Service of Process. The Administrator shall be the agent for
               ------------------
service of process on the Plan.


         10.6  Governing Law. The Plan shall be construed, enforced and
               -------------
administered in accordance with the laws of the Commonwealth of Virginia, and any federal law which preempts the same.

         10.7  Binding Effect. The Plan shall be binding upon and inure to the
               --------------
benefit of the Bank, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

         10.8  Severability. If any provision of the Plan should for any reason
               ------------
be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

         10.9  No Effect on Employment Agreement. The Plan shall not be
               ---------------------------------
considered or construed to modify: amend or supersede any employment agreement between the Bank and Participant heretofore or hereafter entered into unless so specifically provided.

         10.10 Gender and Number. In the construction of the Plan, the masculine
               -----------------
shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

         10.11 Titles and Captions. Titles and captions and headings herein have
               -------------------
been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

         10.12 Construction. The Plan has been designed to be an unfunded plan
               ------------
maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in the Act, and shall be interpreted and administered as such.

                                 EXHIBIT 3.1(b)
                                 --------------


      Assumptions for computation of Supplemental Retirement Benefit.

      1.   Projected Compensation at Normal Retirement:  ___________________

      2.   Target Retirement Benefit:  ___________________

      3.   Interest Factor:  __________________

      4.   Target Annual Accruals during Plan Term: _________________________

                                                    _________________________

                                                    _________________________

                                                    _________________________

                                                    _________________________